Exhibit 23.1

F r a s e r a n d C o m p a n y LLP
Fraser and Company LLP Barristers and Solicitors

June 26, 2006

Re:  Legal Consent

We hereby consent to the inclusion of our name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Genemen Inc.

Yours truly,

FRASER and COMPANY

Per: /s/ David K. Fraser

David K. Fraser

Suite 1200-999 West Hastings Street, Vancouver, B.C. V6C 2W2
Tel: (604) 669-5244 Fax: (604) 669-5791 E-mail: fraser@fraserlaw.com